                                                                  EXHIBIT 4F (1)

                                 AMENDMENT NO. 1
                     TO 364-DAY CREDIT AGREEMENT AND WAIVER

         This Amendment No. 1 to 364-day Credit Agreement and Waiver (this "Amendment") is entered into as of February 8, 1999, by and among Dexter Corporation, a Connecticut corporation (the "Borrower"), The First National Bank of Chicago, individually and as agent ("Agent"), and the other financial institutions signatory hereto.

                                    RECITALS

         A. The Borrower, the Agent and the Lenders are party to that certain 364-day credit agreement dated as of December 15, 1998 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

         B. The Borrower, the Agent and the undersigned Required Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

         Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

                  1. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

                           (a) Section 6.10(i) of the Credit Agreement is amended in its entirety to read as follows:

                  "(i) any Subsidiary may declare and pay dividends or make distributions to its shareholders ratably relative to their respective ownership interests in such Subsidiary and".

                  2. Consent and Waiver. The Required Lenders hereby waive any Unmatured Default or Default existing under the Credit Agreement (including any Unmatured Default or Default arising out of a breach of Sections 6.3(a) or 6.10) which would not have arisen had this Amendment been in effect at all times since December 15, 1998.

                  3. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

                           (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

                           (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                           (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

                  4. Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Agent and the Required Lenders.

                  5. Reference to and Effect Upon the Credit Agreement.

                           (a) Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                  6. Costs and Expenses.

                           The Borrower hereby affirms its obligation under
         Section 9.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

                  7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                  9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                           (signature page to follow)

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                       DEXTER CORPORATION
                                       By:       /s/ Dale J. Ribaudo
                                       Name:     Dale J. Ribaudo
                                       Title:    Treasurer

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       Individually and as Agent
                                       By:       /s/ Tom Dao
                                       Name:     Tom Dao
                                       Title:    Corporate Banking Officer

                                       FLEET BANK,
                                       Individually and as Syndication Agent
                                       By:       /s/ Marlene R. Haddad
                                       Name:     Marlene R. Haddad
                                       Title:    Senior Vice President

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION,
                                       Individually and as Documentation Agent
                                       By:       /s/ Donald J. Chin
                                       Name:     Donald J. Chin
                                       Title:    Managing Director

                                       ABN AMRO BANK N.V.,
                                       Individually and as Co-Agent
                                       By:       /s/ James S. Adelsheim
                                       Name:     James S. Adelsheim
                                       Title:    Group Vice President

                                       By:       /s/ David A. Carroll
                                       Name:     David A. Carroll
                                       Title:    Officer

                                       BANKBOSTON, N.A.,
                                       Individually and as Co-Agent
                                       By: /s/ Harvey H. Thayer, Jr.
                                       Name: Harvey H. Thayer, Jr.
                                       Title: Managing Director

                                       BANCA COMMERCIALE ITALIANA,
                                       NEW YORK BRANCH,
                                       Individually and as Co-Agent
                                       By:       /s/ Charles Dougherty
                                       Name:     Charles Dougherty
                                       Title:    Vice President

                                       By:       /s/ Karen Purelis
                                       Name:     Karen Purelis
                                       Title:    Vice President

                                       THE BANK OF NEW YORK
                                       By:       /s/ Kenneth P. Sneider, Jr.
                                       Name:     Kenneth P. Sneider, Jr.
                                       Title:    Vice President

                                       WACHOVIA BANK, N.A.
                                       By:       /s/ Henry H. Hagan
                                       Name:     Henry H. Hagan
                                       Title:    Senior Vice President

                                       per pro BROWN BROTHERS HARRIMAN & CO.
                                       By:       /s/ Jared S. Keyes
                                       Name:     Jared S. Keyes
                                       Title:    Manager

                                       COMMERZBANK AG,
                                       Individually and as Co-Agent
                                       By:       /s/ Robert Donohue
                                       Name:     Robert Donohue
                                       Title:    Senior Vice President

                                       By:       /s/ Peter Doyle
                                       Name:     Peter Doyle
                                       Title:    Assistant Vice President

                                       DEN DANSKE BANK AKTIESELSKAB,
                                       CAYMAN ISLANDS BRANCH,
                                       Individually and as Co-Agent
                                       By:       /s/ Peter L. Hargraves
                                       Name:     Peter L. Hargraves
                                       Title:    Vice President

                                       By:       /s/ John A. O'Neill
                                       Name:     John A. O'Neill
                                       Title:    Vice President

                                       FIRST UNION NATIONAL BANK,
                                       Individually and as Co-Agent
                                       By:       /s/ Stephen T. Dorosh
                                       Name:     Stephen T. Dorosh
                                       Title:    Vice President

                                       MELLON BANK, N.A.,
                                       Individually and as Co-Agent
                                       By:       /s/ Mark Ricci
                                       Name:     Mark Ricci
                                       Title:    Banking Officer

                                       SUNTRUST BANK, ATLANTA,
                                       Individually and as Co-Agent
                                       By:       /s/ W. David Wisdom
                                       Name:     W. David Wisdom
                                       Title:    Vice President

                                       By:       /s/ Robin R. Cowan
                                       Name:     Robin R. Cowan
                                       Title:    Operations Officer

                                       BANQUE NATIONALE DE PARIS
                                       By:       /s/ Richard L. Sted
                                       Name:     Richard L. Sted
                                       Title:    Senior Vice President

                                       By:       /s/ Sophie Revillard Kaufman
                                       Name:     Sophie Revillard Kaufman
                                       Title:    Vice President